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                                                                                               Exhibit 11


                            RALSTON PURINA COMPANY
                 COMPUTATION OF EARNINGS PER SHARE (PRO FORMA
              IN PRIOR YEAR ASSUMING ONE CLASS OF COMMON STOCK)
                     (in millions except per share data)

                                                                             Year Ended
                                                                            September 30,
                                                                                1996               1995
    EARNINGS PER COMMON SHARE OUTSTANDING

    Earnings before extraordinary item                                               361.7           300.1
    Dividend on Series A ESOP convertible
       preferred stock, net of tax                                                   -14.1           -18.8
                                                                                     347.6           281.3
    Extraordinary item                                                                -2.1            -3.7
    Earnings available to common shareholders                                        345.5           277.6

    Weighted average shares - primary earnings per
       share calculation                                                             101.8 *        101.9*

    Earnings per common share outstanding
       Earnings before extraordinary item                                             3.41            2.76
       Extraordinary item                                                            -0.02           -0.04

       Net earnings                                                                   3.39            2.72

    EARNINGS PER SHARE ASSUMING FULL DILUTION

    Earnings before extraordinary item                                               361.7           300.1
    Adjustments to earnings to reflect assumed ESOP
       preferred stock conversion                                                     -4.4            -6.1
                                                                                     357.3             294
    Extraordinary item                                                                -2.1            -3.7
    Net earnings for fully diluted earnings per share
       calculation                                                                   355.2           290.3

    Weighted average number of common shares outstanding                             101.8 *        101.9*
    Convertible preferred stock                                                        6.7             7.2
    Dilutive effect of stock options                                                   1.8             1.3
    Dilutive effect of deferred compensation awards                                    0.3             0.2

    Weighted average shares - fully diluted earnings
       per share calculation                                                         110.6           110.6

    Earnings per share assuming full dilution
       Earnings before extraordinary item                                             3.23            2.66
       Extraordinary item                                                            -0.02           -0.03

       Net earnings                                                                   3.21            2.63

*   Excludes 4,228,000 and 4,135,000 shares held in Grantor Trust at
       September 30, 1996 and 1995, respectively.
                                                                                                   Exhibit
                                                                                                   11
                               RALSTON PURINA COMPANY
                  COMPUTATION OF EARNINGS PER SHARE FOR RAL STOCK *
                         (in millions except per share data)

                                                                                       Year Ended
                                                                                        September
                                                                                        30, 1995

    EARNINGS PER COMMON SHARE OUTSTANDING

    Earnings before extraordinary item                                                       308.1
    Dividend on Series A ESOP convertible
       preferred stock, net of tax                                                           -17.6
                                                                                             290.5
    Extraordinary item                                                                        -3.7
    Earnings after preferred stock dividend                                                  286.8

    Weighted average shares - primary earnings per
       share calculation                                                                     100.7 **

    Earnings per common share outstanding
       Earnings before extraordinary item                                                     2.89
       Extraordinary item                                                                    -0.04

       Net earnings                                                                           2.85

    EARNINGS PER SHARE ASSUMING FULL DILUTION

    Earnings before extraordinary item                                                       308.1
    Adjustments to earnings to reflect assumed ESOP
       preferred stock conversion                                                             -5.2
                                                                                             302.9
    Extraordinary item                                                                        -3.7
    Net earnings for fully diluted earnings per share
       calculation                                                                           299.2

    Weighted average number of common shares outstanding                                     100.7 **
    Convertible preferred stock                                                                7.2
    Dilutive effect of stock options                                                           1.3
    Dilutive effect of deferred compensation awards                                            0.2

    Weighted average shares - fully diluted earnings
       per share calculation                                                                 109.4

    Earnings per share assuming full dilution
       Earnings before extraordinary item                                                     2.77
       Extraordinary item                                                                    -0.03

       Net earnings                                                                           2.74

*   Prior to May 15, 1995, RAL Stock reflected operations of the RPG Group only.
**  Excludes 4,135,000 shares held in Grantor Trust at September 30, 1995.
                                                                                              Exhibit 11
                           RALSTON PURINA COMPANY
               COMPUTATION OF EARNINGS PER SHARE FOR CBG STOCK
                     (in millions except per share data)

                                                                               34 Weeks Ended
                                                                                May 15, 1995

    LOSS PER COMMON SHARE OUTSTANDING

    Net loss for CBG Group                                                              -15.5
    Dividend on Series A ESOP convertible
       preferred stock, net of tax                                                       -1.2
    Loss after preferred stock dividend                                                 -16.7

    Weighted average number of shares outstanding                                        20.6
    Shares issuable with respect to RPG Group's
       retained interest in the CBG Group                                                16.7

    Weighted average shares - primary earnings per
       share calculation                                                                 37.3

    Loss per common share outstanding                                                   -0.45

    LOSS PER SHARE ASSUMING FULL DILUTION

    Net loss for CBG Group                                                              -15.5
    Adjustments to net loss to reflect assumed
       ESOP preferred stock conversion                                                   -1.8

    Net loss for fully diluted earnings per share calculation                           -17.3
    Weighted average number of common share outstanding                                  20.6
    Shares issuable with respect to RPG Group's
       retained interest in the CBG Group                                                16.7
    Convertible preferred stock                                                           1.7
    Dilutive effect of deferred compensation awards                                       0.1

    Weighted average shares - fully diluted earnings
       per share calculation                                                             39.1

    Loss per share assuming full dilution                                               -0.44

* Due to anti-dilution as computed above for the 34 weeks ended May 15, 1995, fully diluted earnings per share as reported on the statement of earnings is revised to exclude anti-dilutive securities from the computation.

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